UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2021

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2021, Rennova Health, Inc. (the “Company”) entered into Exchange and Amendment Agreements (the “Exchange Agreements”) with certain institutional investors in the Company. In the Agreements, the investors agreed to reduce their holdings of the Company’s indebtedness by approximately $7.1 million (including accrued interest and penalties) by exchanging the indebtedness for 8,545 shares of the Company’s newly-authorized Series P Convertible Redeemable Preferred Stock (the “Series P Preferred Stock”). The terms of the Series P Preferred Stock are set forth below. Christopher Diamantis, a former director of the Company, is also a party to the Agreements as he was a guarantor of a portion of the indebtedness that was exchanged. After the exchange, the investors continue to own approximately $11.5 million (including accrued interest and penalties) of convertible indebtedness of the Company. In addition, pursuant to the Agreements, the expiration dates of the Series A, Series B and Series C Warrants that were issued by the Company to the investors in March 2017 were extended from March 21, 2022 to March 21, 2024.

The shares of Series P Preferred Stock were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

The forgoing description of the Agreements does not purport to be complete and is qualified by reference to the Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 5, 2021, the Company filed a Certificate of Designation with the Secretary of State of the State of Delaware to authorize the issuance of up to 30,000 shares of Series P Preferred Stock. The following is a summary of certain terms of the Series P Preferred Stock.

General. The Company’s Board of Directors has designated 30,000 shares of the 5,000,000 authorized shares of preferred stock as the Series P Preferred Stock. Each share of the Series P Preferred Stock has a stated value of $1,000.

Voting Rights. Except as provided below or by law, the Series P Preferred Stock shall have no voting rights. However, as long as any shares of Series P Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series P Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series P Preferred Stock or alter or amend the Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of the Series P Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Dividends. Dividends at the rate per annum of 10% of the stated value per share shall accrue on each outstanding share of Series P Preferred Stock from and after the date of the original issuance of such share of Series P Preferred Stock (the “Preferred Accruing Dividends”). The Preferred Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative and non-compounding; provided, however, that such Preferred Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors. No cash dividends shall be paid on the common stock unless the Preferred Accruing Dividends are paid.

Rank. The Series P Preferred Stock ranks with respect to dividends or a liquidation, (i) on parity with the common stock, the Company’s Series H Convertible Preferred Stock, the Company’s Series L Convertible Preferred Stock, the Company’s Series M Convertible Redeemable Preferred Stock, the Company’s Series N Convertible Redeemable Preferred Stock, and the Company’s Series O Convertible Redeemable Preferred Stock, (ii) senior to the Company’s Series F Convertible Preferred Stock, and (iii) junior to any other class or series of preferred stock of the Company afterwards created and ranking by its terms senior to the Series P Preferred Stock.

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Conversion. Each share of the Series P Preferred Stock is convertible into shares of the Company’s common stock, at any time and from time to time, at the option of the holder, into that number of shares of common stock determined by dividing the stated value of such share of Series P Preferred Stock, plus any accrued declared and unpaid dividends, by the conversion price. The conversion price is equal to 90% of the lowest VWAP during the 10 trading days immediately prior to the conversion date. Holders of the Series P Preferred Stock are prohibited from converting Series P Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of common stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the holders of the Series P Preferred Stock shall be entitled to receive an amount equal to the stated value of the Series P Preferred Stock, plus any accrued declared and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon, for each share of the Series P Preferred Stock before any distribution or payment shall be made on any junior securities.

Redemption. At any time the Company shall have the right to redeem all, or any part, of the Series P Preferred Stock then outstanding. The Series P Preferred Stock subject to redemption shall be redeemed by the Company in cash in an amount equal to the stated value of the shares of the Series P Preferred Stock being redeemed plus all accrued declared and unpaid dividends.

The foregoing description of the Series P Preferred Stock does not purport to be complete and is qualified by reference to the Certificate of Designation of the Series P Preferred Stock, a copy of which is filed as Exhibit 3.28 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 5, 2021, the Company filed an Amendment to its Certificate of Incorporation (“the Amendment”). As previously announced in its Information Statement, dated October 7, 2021, the Company’s Board of Directors and stockholders had approved two proposals.

Proposal 1: To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 10,000,000,000 to 50,000,000,000 shares.

Proposal 2: To approve an amendment to our Certificate of Incorporation, as amended, to provide that the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock pursuant to the terms thereof.

As a result of the filing of the Amendment, these two proposals are now in effect.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
3.28	Certificate of Designation for Series P Convertible Redeemable Preferred Stock.
3.29	Certificate of Amendment to Certificate of Incorporation of Rennova Health, Inc.
10.1	Form of Exchange and Amendment Agreement, dated as of November 7, 2021, among Rennova Health, Inc., Christopher Diamantis and the investor signatory thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2021	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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